CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to  the use in this Registration Statement on Form SB-2 of our report dated March 14, 2007 relating to the December 31, 2006 and 2005 financial statements of Alliance Recovery Corporation.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
July 27, 2007